EXHIBIT 32

SECTION 1350 CERTIFICATIONS

To my knowledge, this Report on Form 10-K for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

By: /s/ Ronald E. Logue,

Ronald E. Logue
Chairman and Chief Executive Officer
Date: February 18, 2005

By: /s/ Edward J. Resch,

Edward J. Resch
Executive Vice President and Chief Financial Officer
Date: February 18, 2005

141